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                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)*

         In connection with the Quarterly Report of Martin Midstream Partners L.P., a Delaware limited partnership (the "Partnership"), on Form 10-Q for the quarter ending September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Ruben S. Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
Section 1350), that to my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

                  /s/ RUBEN S. MARTIN
         -------------------------------------------
                  Ruben S. Martin, President and
                  Chief Executive Officer
                  of Martin Midstream GP LLC,
                  General Partner of Martin Midstream Partners L.P.

         November 10, 2003

*A signed original of this written statement required by Section 906 has been provided to Martin Midstream Partners L.P. (the "Partnership") and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.